UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011 (May 23, 2011)
Lantis Laser Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-53585	65-0813656
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

41 Howe Lane Freehold, NJ		07728
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 252-5146

11 Stonebridge Court, Denville, NJ 07834
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 22, 2011, the registrant, Lantis Laser Inc., a Nevada corporation ("Lantis Laser"), entered into an agreement and plan of merger (the “Merger Agreement”) with Lantis Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of Lantis Laser (“Merger Sub”), and TAG Minerals Inc., a Wyoming corporation (“TAG”), pursuant to which the Merger Sub was to be merged into TAG (the “Merger”), with TAG being the surviving corporation and becoming a wholly-owned subsidiary of Lantis Laser. On May 23, 2011, Merger Sub merged with and into TAG and Lantis Laser issued 50% of its issued and outstanding shares of common stock or 165,000,000 shares of its common stock to the three stockholders of TAG to complete the Merger.  All of the stockholders of TAG are accredited investors as such term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”), and the 165,000,000 shares of the Company’s common stock were issued pursuant to the exemption from registration under Rule 506 of Regulation D of the Securities Act.

Lantis Laser will now conduct the gold mining business of TAG and the dental technology business of Lantis Laser will be conducted through its wholly-owned subsidiary, Lantis Laser, Inc.

Simultaneous with the completion of the Merger and pursuant to resolutions of the board of directors of Lantis Laser (the “Board”) adopted at its meeting on April 21, 2011:

1.
Al Pietrangelo, Greig Oppenheimer and Tapiwa Gurupira were appointed to the Board of Lantis Laser, and Al Pietrangelo was appointed as President, CEO, Chairman of the Board, Secretary and Treasurer of Lantis Laser; and

2.
Stanley B. Baron resigned as President, Chief Executive Officer and Chairman of the Board of Lantis Laser and Dr. Craig Gimbel resigned as Executive Vice President Clinical Affairs of Lantis Laser and Director, and assumed those same positions in Lantis Laser, Inc.

Lantis Laser issued a press release to announce the completion of the Merger.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the completion of the Merger, the Company issued 165,000,000 shares of its common stock as Merger consideration.  The description of the issuance of these securities set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 2.01 of this Current Report on Form 8-K and Schedule 14f-1 filed with the Securities and Exchange Commission ("SEC") by Lantis Laser on May 6, 2011, Mr. Baron resigned as President and CEO and Chairman of the Board of Directors of Lantis Laser and Dr .Craig Gimbel resigned as Executive Vice President Clinical Affairs and Director of Lantis Laser in connection with the completion of the Merger, and Messrs. Pietrangelo, Oppenheimer and Gurupira were appointed as directors of the Company and Mr. Pietrangelo was appointed as President, CEO, Chairman of the Board, Secretary and Treasurer of Lantis Laser.

Item 9.01	Exhibits and Financial Statements

(a)          Financial statements of businesses acquired.

The financial statements of TAG required by Rule 3-05 of Regulation S-X and paragraph (a) of Item 9.01 of this Current Report on Form 8-K will be filed by Lantis Laser by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

(b)          Pro forma financial information.

The pro forma financial statements of Lantis Laser required by Item 2.01 and paragraph (b) of Item 9.01 of this Current Report on Form 8-K will be filed by Lantis Laser by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

(d)          Exhibits

2.1
Agreement and Plan of Merger, dated April 22, 2011, among Lantis Laser Inc., Lantis Acquisition Corp. and TAG Minerals Inc. (filed as Exhibit 10.1 to the Current Report of Form 8-K/A filed April 27, 2011 and incorporated herein by reference).

2.2	Certificate of Merger merging Lantis Acquisition Corp. with and into TAG Minerals Inc.

10.1	Employment Agreement by and among Lantis Laser, Lantis Laser, Inc. and Stanley B. Baron.

10.2	Employment Agreement by and among Lantis Laser, Lantis Laser, Inc. and Craig Gimbel.

99.1	Press Release dated May 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2011	Lantis Laser Inc.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and CEO